UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2021

PROMETHEUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40187	81-4282653
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9410 Carroll Park Drive

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858-824-0895

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RXDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Prometheus Biosciences, Inc. (the “Company”) announced that in connection with the unexpected passing of Tadataka Yamada, M.D., the former Chairman of the Company’s Board of Directors (the “Board”), the Board has appointed Mark C. McKenna to succeed Dr. Yamada as Chairman. Mr. McKenna is also the President and Chief Executive Officer of the Company, positions he has held since September 2019. In addition, the Board has determined to appoint Joseph C. Papa to serve as the Lead Independent Director. Mr. Papa has served on the Board since August 2020. The Board also reduced its size from nine to eight directors to eliminate the vacancy created by Dr. Yamada’s passing and appointed Fred Hassan as chair of the Nominating and Corporate Governance Committee, a role previously held by Dr. Yamada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMETHEUS BIOSCIENCES, INC.

Date: August 23, 2021	By:	/s/ Timothy K. Andrews
Timothy K. Andrews
General Counsel and Secretary